EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR EARTHSTONE ENERGY, INC.

Earthstone Energy, Inc. (“Earthstone” or the “Company”) and 1058286 B.C. Ltd., a wholly owned subsidiary of Earthstone (“Earthstone Acquisition”) with Lynden Energy Corp. (“Lynden”) entered into an Arrangement Agreement dated as of December 16, 2015, as amended (the “Arrangement Agreement”), providing for the acquisition of all of the outstanding shares of common stock of Lynden by Earthstone Acquisition and the amalgamation of Earthstone Acquisition and Lynden, with Lynden surviving the amalgamation as a wholly owned subsidiary of Earthstone (the “Arrangement”) as part of a plan of arrangement (the “Plan of Arrangement”). The acquisition was effected through an arrangement instead of a merger, because Lynden is incorporated in British Columbia, Canada.

On May 18, 2016, pursuant to the Arrangement Agreement and Plan of Arrangement, at the effective time of the Arrangement (the “Effective Time”), Earthstone Acquisition acquired all of the outstanding shares of common stock of Lynden (“Lynden Common Stock”), and Lynden and Earthstone Acquisition amalgamated into a single corporate entity with Lynden surviving the amalgamation as a wholly owned subsidiary of Earthstone. At the Effective Time, each outstanding share of Lynden Common Stock, other than any Lynden Common Stock held by Earthstone or Earthstone Acquisition, was, and was deemed to be, transferred by the holder thereof to Earthstone Acquisition in exchange for 0.02842 shares of Earthstone common stock, $0.001 par value per share (“Earthstone Common Stock”). No fractional shares of Earthstone Common Stock were issued. Where the aggregate number of shares of Earthstone Common Stock issued to a Lynden shareholder as consideration would have resulted in a fraction of shares of Earthstone Common Stock being issued, the number of shares of Earthstone Common Stock received by such Lynden shareholder was rounded to the nearest whole share of Earthstone Common Stock (with fractions equal or greater than 0.5 being rounded up). As a result of the Arrangement, Earthstone issued 3,700,279 shares of Earthstone Common Stock. Because the Lynden option holders were not entitled to receive any shares of Earthstone Common Stock at closing based upon the method of calculation provided in the Arrangement, Earthstone Acquisition paid the Lynden option holders U.S. $0.001 for every Lynden option. As a result of the Arrangement, Earthstone Acquisition paid the Lynden option holders an aggregate of U.S. $4,010 at the Effective Time for all outstanding Lynden options.

The common stock of Earthstone is listed on the NYSE MKT, LLC under the symbol “ESTE” and the common stock of Lynden was listed on the TSX Venture Exchange under the symbol “LVL.” Based on the closing sale price for Earthstone common stock on May 18, 2016, the date of the closing of the Arrangement, the 0.02842 exchange ratio represented approximately $0.35 in value for each share of Lynden Common Stock.

The following unaudited pro forma condensed combined consolidated financial information is derived from the historical consolidated financial statements of Earthstone and Lynden, and has been adjusted to reflect the acquisition of Lynden by Earthstone. Certain of Lynden’s historical amounts have been reclassified to conform to Earthstone’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of March 31, 2016 gives effect to the Arrangement as if it had occurred on March 31, 2016. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015 gives effect to the Arrangement as if it had occurred on January 1, 2015.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments based on available information and certain assumptions that Earthstone believes are reasonable which include the following:

•	Earthstone’s acquisition of Lynden is accounted for using the acquisition method of accounting.
•	Borrowings under Earthstone’s credit facility are used to repay all of the debt outstanding under Lynden’s credit facility.
•	Liabilities are recognized for transaction related costs and severance costs and other change of controls payments for certain Lynden executives and employees.
•

Depreciation, depletion & amortization and accretion expense is adjusted due to the fair value adjustments to oil and natural gas properties and asset retirement obligations in connection with the Arrangement.

•	Estimated tax impacts of the pro forma adjustments.

Assumptions and estimates underlying the pro forma adjustments are more fully described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information does not purport to represent what Earthstone’s financial position or results of operations would have been had the Arrangement actually been consummated on the assumed dates nor are they indicative of future financial position or results of operations. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Arrangement, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies. These unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Earthstone Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, the audited financial statements of Lynden contained in the Annual Report on Form 10-K for the year ended June 30, 2015 and the unaudited Quarterly Reports on Form 10-Q for the quarters ended December 31, 2014, December 31, 2015 and March 31, 2016.

The assets and liabilities of Lynden are recorded at their preliminary estimated fair values, with the excess of the purchase price over the sum of these fair values recorded as goodwill. The adjustments to Earthstone’s consolidated financial statements in connection with the Arrangement, and allocation of the purchase price paid in the transaction are based on a number of factors, including additional financial information available at such time, and the final allocation of transaction consideration and the effects on the results of operations may differ materially from the preliminary allocation and unaudited pro forma condensed combined amounts included herein.

Below is the unaudited pro forma condensed combined financial information and related notes thereto which give effect to the Arrangement. The following unaudited pro forma condensed combined financial information sets forth:

(i)

Pro forma adjustments giving effect to the Arrangement as if such transaction had been completed on January 1, 2015, the beginning of the earliest period presented, for purposes of the unaudited pro forma condensed combined consolidated statements of operations. The pro forma adjustments made are (1) directly attributable to the Arrangement, (2) factually supportable, and (3) expected to have a continuing impact on the consolidated results.

(ii)	Earthstone and Lynden have different fiscal year ends, are on December 31 and June 30, respectively.

The unaudited pro forma condensed combined balance sheet as of March 31, 2016 has been derived from:

•	the unaudited historical condensed consolidated balance sheet of Lynden as of March 31, 2016; and
•	the unaudited historical condensed consolidated balance sheet of Earthstone as of March 31, 2016.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2016 has been derived from:

•	the unaudited historical condensed consolidated interim statement of income (loss) and comprehensive income (loss) of Lynden for the three months ended March 31, 2016; and
•	the unaudited historical condensed consolidated statement of operations of Earthstone for the three months ended March 31, 2016.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 has been derived from:

•	the unaudited historical condensed consolidated interim statement of income (loss) and comprehensive income (loss) of Lynden for the six months ended December 31, 2015; and
•	the unaudited historical condensed consolidated interim statement of income (loss) and comprehensive income (loss) of Lynden for the six months ended December 31, 2014; and
•	the audited historical consolidated statement of income (loss) and comprehensive income (loss) of Lynden for the fiscal year ended June 30, 2015; and
•	the audited historical consolidated statement of operations of Earthstone for the year ended December 31, 2015.

EARTHSTONE ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2016

(in thousands)

					Earthstone
			Purchase		Pro Forma
	Earthstone	Lynden	Accounting		Combined
	Historical	Historical	Adjustments	Notes	as Adjusted
Current assets:
Cash and cash equivalents	$5,684	$7,542	$—		$13,226
Accounts receivable:
Oil, natural gas, and natural gas liquids revenue	12,161	1,005	—		13,166
Joint and interest billings and other	3,034	443	—		3,477
Prepaids expenses and other current assets	721	84	—		805
Current derivative assets	2,460	286	—		2,746
Total current assets	24,060	9,360	—		33,420
Oil and gas properties, successful efforts method:
Proved properties	287,683	132,128	(83,816)	(a)	335,995
Unproved properties	32,926	37,957	(11,357)	(a)	59,526
Total oil and gas properties	320,609	170,085	(95,173)		395,521
Accumulated depreciation, depletion, and amortization	(125,294)	(65,938)	65,938	(a)	(125,294)
Net oil and natural gas properties	195,315	104,147	(29,235)		270,227
Other non-current assets:
Goodwill	17,532	—	224	(a)	17,756
Office and other equipment	1,808	—	—		1,808
Other noncurrent assets	1,192	—	—		1,192
Noncurrent derivative assets	7	—	—		7
Total assets	$239,914	$113,507	$(29,011)		$324,410

Current liabilities:
Accounts payable	$11,381	$1,819	$1,713	(b)	$14,913
Accrued expenses	8,598	40	—		8,638
Revenues and royalties payable	5,672	—	—		5,672
Advances	4,213	—	—		4,213
Short-term debt	—	36,579	(36,579)	(c)	—
Total current liabilities	29,864	38,438	(34,866)		33,436
Noncurrent liabilities:
Long-term debt	11,191	—	36,579	(c)	47,770
Asset retirement obligations	5,195	311	52	(e)	5,558
Deferred tax liability	—	16,121	(16,121)	(d)	—
Other noncurrent liabilities	212	—	—		212
Total noncurrent liabilities	16,598	16,432	20,510		53,540
Total liabilities	46,462	54,870	(14,356)		86,976

Equity:
Common stock	14	65,623	(65,623)		18
	—	—	4	(a)	—
Additional paid-in capital	358,086	15,229	30,462	(a)	403,777
Accumulated deficit	(164,188)	(18,057)	16,344	(a)	(165,901)
Accumulated other comprehensive loss	—	(4,158)	4,158	(a)	—
Treasury stock	(460)	—	—		(460)
Total equity	193,452	58,637	(14,655)		237,434
Total liabilities and equity	$239,914	$113,507	$(29,011)		$324,410

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

EARTHSTONE ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

(in thousands, except share and per share data)

			Purchase		Earthstone
	Earthstone	Lynden	Accounting		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined
REVENUES
Oil, natural gas, and natural gas liquids revenues:
Oil	$5,539	$1,849	$—		$7,388
Natural gas	943	320	—		1,263
Natural gas liquids	328	314	—		642
Total oil, natural gas, and natural gas liquids revenues	6,810	2,483	—		9,293
Gathering income	54	—	—		54
Total revenues	6,864	2,483	—		9,347
OPERATING COSTS AND EXPENSES
Production costs:
Lease operating expense	3,066	1,785	1	(h)	4,852
Severance taxes	382	131	—		513
Re-engineering and workovers	275	132	—		407
Rig idle expense	1,269	—	—
Impairment expense	—	(24)	—		(24)
Depreciation, depletion, and amortization	5,505	2,387	(1,546)	(f)	6,346
Exploration expense	5	—	—		5
General and administrative expense	3,198	783	(894)	(j)	3,087
Total operating costs and expenses	13,700	5,194	(2,439)		16,455
(Loss) income from operations	(6,836)	(2,711)	2,439		(7,108)
OTHER INCOME (EXPENSE)
Interest expense, net	(223)	(335)	194	(i)	(364)
Net gain on derivative contracts	765	120	—		885
Other income (expense), net	(127)	—	—		(127)
Total other income (expense)	415	(215)	194		394
(Loss) income before income taxes	(6,421)	(2,926)	2,633		(6,714)
Income tax (benefit) expense	—	(673)	908	(g)	235
Net (loss) income	$(6,421)	$(2,253)	$1,725		$(6,949)

Net loss per common share:
Basic	$(0.46)				$(0.40)
Diluted	$(0.46)				$(0.40)
Weighted average common shares outstanding:
Basic	13,835,128				17,535,407
Diluted	13,835,128				17,535,407

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

EARTHSTONE ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(in thousands, except share and per share data)

			Purchase		Earthstone
	Earthstone	Lynden	Accounting		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined
REVENUES
Oil, natural gas, and natural gas liquids revenues:
Oil	$39,849	$12,313	$—		$52,162
Natural gas	5,457	1,665	—		7,122
Natural gas liquids	2,158	1,375	—		3,533
Total oil, natural gas, and natural gas liquids revenues	47,464	15,353	—		62,817
Gathering income	309	—	—		309
Gain on sales of oil and gas properties, net	1,617	—	—		1,617
Total revenues	49,390	15,353	—		64,743
OPERATING COSTS AND EXPENSES
Production costs:
Lease operating expense	15,409	5,498	3	(h)	20,910
Severance taxes	2,582	1,119	—		3,701
Re-engineering and workovers	872	6	—		878
Impairment expense	138,086	6,565	—		144,651
Depreciation, depletion, and amortization	31,228	9,620	(6,503)	(f)	34,345
Exploration expense	142	1,926	—		2,068
General and administrative expense	10,300	2,686	(716)	(j)	12,270
Total operating costs and expenses	198,619	27,420	(7,216)		218,823
(Loss) income from operations	(149,229)	(12,067)	7,216		(154,080)
OTHER INCOME (EXPENSE)
Interest expense, net	(722)	(355)	(153)	(i)	(1,230)
Net gain on derivative contracts	6,431	641	—		7,072
Other income (expense), net	423	(431)	—		(8)
Total other income (expense)	6,132	(145)	(153)		5,834
(Loss) income before income taxes	(143,097)	(12,212)	7,063		(148,246)
Income tax (benefit) expense	(26,442)	(1,881)	2,437	(g)	(25,886)
Net (loss) income	$(116,655)	$(10,331)	$4,626		$(122,360)

Net loss per common share:
Basic	$(8.43)				$(6.98)
Diluted	$(8.43)				$(6.98)
Weighted average common shares outstanding:
Basic	13,835,128				17,535,407
Diluted	13,835,128				17,535,407

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

EARTHSTONE ENERGY INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Earthstone believes are reasonable, however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed combined statements do not purport to represent what the Earthstone’s financial position or results of operations would have been if the Arrangement had actually occurred on the dates indicated above, nor are they indicative of Earthstone’s future financial position or results of operations. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Earthstone and Lynden for the periods presented.

Financial Accounting Standards Board (“FASB”)’s Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements, as of the acquisition date. In addition, the applicable accounting literature requires that consideration transferred be measured at the closing date of the asset acquisition, which may be different than the amount of consideration assumed in these unaudited pro forma condensed combined consolidated financial information.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded as of the completion of the acquisition, primarily at their respective fair values and added to those of Earthstone. The results of operations of Lynden will be reflected in the financial statements and reported results of operations of Earthstone from the date of acquisition but Earthstone’s financial statements will not be retroactively restated to reflect the historical financial position or results of operations of Lynden.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2016 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2016 and the year ended December 31, 2015 have been compiled in a manner consistent with the accounting policies adopted by Earthstone. Certain reclassifications and adjustments have been made to Lynden’s historical financial information presented herein to conform to Earthstone’s historical presentation.

Reclassifications were made to the historical Lynden assets and liabilities to conform to Earthstone’s presentation. Those reclassifications did not impact the total historical Lynden assets or liabilities.

EARTHSTONE ENERGY INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following are reclassifications in Lynden’s condensed consolidated statements of income (loss) and comprehensive income (loss) for the three months ended March 31, 2016 to present Earthstone and Lynden in a consistent manner (in thousands):

Petroleum and natural gas sales, net of royalties presented in Lynden's unaudited financial statements	$2,483
Reclassification adjustment to conform to Earthstone presentation:
To reclassify Petroleum and natural gas sales, net of royalties to Oil revenues as a component of Oil, natural gas, and natural gas liquids revenues	(1,849)
To reclassify Petroleum and natural gas sales, net of royalties to Natural gas revenues as a component of Oil, natural gas, and natural gas liquids revenues	(320)
To reclassify Petroleum and natural gas sales, net of royalties to Natural gas liquids revenues as a component of Oil, natural gas, and natural gas liquids revenues	(314)
$—

Derivative financial instrument gain presented in Lynden’s unaudited financial statements	$120
Reclassification adjustment to conform to Earthstone presentation:
To reclassify Derivative financial instrument gain in Lynden’s unaudited financial statements to Net gain on derivative contracts as a component of Other income (expense) pro forma presentation	(120)
$—

Interest expense presented in Lynden’s unaudited financial statements	$(349)
Reclassification adjustment to conform to Earthstone presentation:
To reclassify Interest income in Lynden’s unaudited financial statements to Interest expense, net as a component Other income (expense)	14
Total Interest expense, net as a component of Other income (expense) pro forma presentation	$(335)

Production and operating expenses presented in Lynden’s unaudited financial statements	$2,041
Reclassification adjustment to conform to Earthstone presentation:
To reclassify severance taxes to Severance taxes pro forma presentation	(131)
To reclassify workover expenses to Re-engineering and workovers pro forma presentation	(132)
To reclassify ad-valorem taxes and operating expenses to Lease operating expense	(1,778)
$—

Exploration and impairments presented in Lynden’s unaudited financial statements	$24
Reclassification adjustment to conform to Earthstone presentation:
To reclassify exploration expenses included in Exploration and impairments to Exploration expense	(24)
$—

Depletion, depreciation and accretion presented in Lynden’s unaudited financial statements	$2,394
Reclassification adjustment to conform to Earthstone presentation:
To reclassify accretion included in Depletion, depreciation and accretion expense to Lease operating expense	(7)
Depletion, depreciation and amortization pro forma presentation	$2,387

EARTHSTONE ENERGY INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following are reclassifications in Lynden’s condensed consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 2015 to present Earthstone and Lynden in a consistent manner (in thousands):

Petroleum and natural gas sales, net of royalties presented in Lynden's unaudited financial statements	$15,353
Reclassification adjustment to conform to Earthstone presentation:
To reclassify Petroleum and natural gas sales, net of royalties to Oil revenues as a component of Oil, natural gas, and natural gas liquids revenues	(12,313)
To reclassify Petroleum and natural gas sales, net of royalties to Natural gas revenues as a component of Oil, natural gas, and natural gas liquids revenues	(1,665)
To reclassify Petroleum and natural gas sales, net of royalties to Natural gas liquids revenues as a component of Oil, natural gas, and natural gas liquids revenues	(1,375)
$—

Derivative financial instrument gain presented in Lynden’s unaudited financial statements	$641
Reclassification adjustment to conform to Earthstone presentation:
To reclassify Derivative financial instrument gain in Lynden’s unaudited financial statements to Net gain on derivative contracts as a component of Other income (expense) pro forma presentation	(641)
$—

Interest expense presented in Lynden’s unaudited financial statements	$(467)
Reclassification adjustment to conform to Earthstone presentation:
To reclassify Interest income in Lynden’s unaudited financial statements to Interest expense, net as a component Other income (expense)	112
Total Interest expense, net as a component of Other income (expense) pro forma presentation	$(355)

Production and operating expenses presented in Lynden’s unaudited financial statements	$6,596
Reclassification adjustment to conform to Earthstone presentation:
To reclassify severance taxes to Severance taxes pro forma presentation	(1,119)
To reclassify workover expenses to Re-engineering and workovers pro forma presentation	(6)
To reclassify ad-valorem taxes and operating expenses to Lease operating expense	(5,471)
$—

Exploration and impairments presented in Lynden’s unaudited financial statements	$8,491
Reclassification adjustment to conform to Earthstone presentation:
To reclassify impairment expenses included in Exploration and impairments to Impairment expense	(6,565)
To reclassify exploration expenses included in Exploration and impairments to Exploration expense	(1,926)
$—

Depletion, depreciation and accretion presented in Lynden’s unaudited financial statements	$9,647
Reclassification adjustment to conform to Earthstone presentation:
To reclassify accretion included in Depletion, depreciation and accretion expense to Lease operating expense	(27)
Depletion, depreciation and amortization pro forma presentation	$9,620

EARTHSTONE ENERGY INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 3.  Purchase Price Allocation

The preliminary allocation of the total purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2016 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of Lynden’s assets acquired and liabilities assumed as of the date of the Arrangement, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The preliminary consideration to be transferred, fair value of assets acquired and liabilities assumed and resulting goodwill us as follows (in thousands, except stock price):

Consideration:
Shares of Earthstone Common Stock issued in the Arrangement to Lynden's stockholders	3,700
Shares of Earthstone Common Stock issued in the Arrangement to Lynden's options holders	—
Total Earthstone Common Stock to be issued	3,700
Earthstone Common Stock price as of May 18, 2016	$12.35
Fair value of Earthstone's Common Stock issued (1)	$45,695
Fair value of liabilities assumed:
Credit facility	$36,579
Other current liabilities	1,859
Noncurrent asset retirement obligations	363
Amount attributable to liabilities assumed	$38,801
Fair value of assets acquired:
Cash and cash equivalents	$7,542
Other current assets	1,818
Oil and gas properties (2)	74,912
Other noncurrent assets	—
Amount attributable to assets acquired	$84,272
Goodwill (3)	$224

(1)

Based on the terms of the Arrangement Agreement, consideration paid by Earthstone at closing consisted of approximately 3,700,000 shares of Earthstone Common Stock. The total purchase price is based upon the fair value of the common stock which was determined using the closing price of $12.35 per share of common stock on May 18, 2016, and the number of shares of Earthstone Common Stock issued.

(2)

Weighted average commodity prices utilized in the determination of the pro forma fair value of natural gas and oil properties was $3.68 per Mcf of natural gas, $19.34 per barrel of oil equivalent for NGLs and $64.73 per barrel of oil, before adjustment for transportation fees and regional price differentials. The prices used were based upon commodity strip prices for the first four years and escalated for inflation at a rate of 2.1% annually beginning with the fifth year through the end of production.

(3)

Goodwill was determined as the excess consideration exchanged over the fair value of the Earthstone’s net assets on March 31, 2016. Goodwill reflects the anticipated benefits of the Arrangement that are in addition to the fair value of the individual assets and liabilities described above. The benefits would include expanded growth and diversification in established North American basins while giving the combined company greater scale, efficiency and market visibility. Goodwill is not amortized but instead reviewed for impairment at least annually. Any goodwill ultimately recognized in the Arrangement is not expected to be deductible for tax purposes.

EARTHSTONE ENERGY INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 4.  Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet:

(a)

Adjustments to reflect the elimination of Common Stock, Additional Paid-in Capital, Accumulated Deficit, and Accumulated Other Comprehensive Income of Lynden, the value of consideration paid by Earthstone in the Arrangement and to adjust, where required, the historical book values of Lynden’s assets and liabilities as of March 31, 2016 to fair value, in accordance with the acquisition method of accounting.

(b)

Adjustments to reflect the accrual of approximately $0.6 million in accounting, legal, advisory fees and other expenses directly related to the transaction and $1.1 million of severance payments that were not reflected in Earthstone’s or Lynden’s historical consolidated financial statements.

(c)

Adjustment to reflect assumed borrowings under Earthstone’s credit facility used to repay all of the debt outstanding under Lynden’s credit facility. The assumed borrowings have been classified as long-term, reflecting Earthstone’s intent and ability to refinance this short-term debt on a long-term basis.

(d)

Adjustments to reflect the change in long-term deferred tax liabilities that represent the book to tax basis difference in Lynden’s oil and gas properties and the partial release of Earthstone’s deferred tax asset valuation allowance. Earthstone has determined that Lynden’s deferred tax liabilities related to the Arrangement provide sufficient taxable income to realize a portion of Earthstone’s deferred tax assets. Lynden’s deferred tax liabilities are netted against Earthstone’s deferred tax assets which have a valuation allowance to reduce its overall net deferred tax assets to zero. The combined condensed consolidated balance sheet reflects zero deferred tax assets and liabilities. The impact of the release of the valuation allowance was not included in the three months ended March 31, 2016 unaudited pro forma condensed combined consolidated statement of operations because it will not have a continuing impact.

(e)	Adjustment to asset retirement obligations due to the fair value adjustments as a result of applying the acquisition method of accounting.

Note 5. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations:

(f)

Adjustments to reflect the decreased depreciation, depletion, and amortization expense that would have been recorded with respect to Lynden’s properties, had the Arrangement occurred on January 1, 2015.

(g)

Adjustment to reflect the estimated incremental income tax benefit (expense) associated with the pro forma adjustments assuming all of the combined company’s earnings had been subject to federal income tax using an effective tax rate of approximately 34.5%. This rate is inclusive of federal and state income taxes.

(h)	Adjustments to reflect additional accretion expense that would have been recorded with respect to Lynden’s properties, had the Arrangement occurred on January 1, 2015.
(i)	Adjustments to reflect the difference in interest expense that would have been recorded with respect to Lynden’s debt, had the Arrangement occurred on January 1, 2015.
(j)

Adjustments to reflect the elimination of approximately $0.9 million and $0.7 million for the three months ended March 31, 2016 and the year ended December 31, 2015, respectively, in non-recurring transaction costs that are directly related to the Arrangement and are not expected to have a continuing impact.